Shareholder Votes (Unaudited).

On June 1, 2000, a special shareholder meeting was held at which the shareholders approved several proposals, as described below.

1. A new Investment Advisory Agreement between American General
Asset Management Corp. and the North American Funds.  At the
meeting, the votes were cast as follows:
Growth & Income
Votes Cast FOR
5,342,207
Votes Cast AGAINST
36,690
ABSTENTIONS
138,805
Large Cap Growth
Votes Cast FOR
1,335,281
Votes Cast AGAINST
97,171
ABSTENTIONS
70,879
Mid Cap Growth
Votes Cast FOR
1,449,582
Votes Cast AGAINST
95,053
ABSTENTIONS
73,275
Small Cap Growth
Votes Cast FOR
242,376
Votes Cast AGAINST
38,006
ABSTENTIONS
24,608
Global Equity
Votes Cast FOR
2,522,896
Votes Cast AGAINST
156,898
ABSTENTIONS
139,153
International Equity
Votes Cast FOR
1,059,534
Votes Cast AGAINST
5,625
ABSTENTIONS
39,795
International Small Cap
Votes Cast FOR
802,173
Votes Cast AGAINST
43,839
ABSTENTIONS
33,671
Balanced
Votes Cast FOR
3,170,764
Votes Cast AGAINST
191,770
ABSTENTIONS
213,897
Core Bond
Votes Cast FOR
608,650
Votes Cast AGAINST
6,146
ABSTENTIONS
44,831
Municipal Bond
Votes Cast FOR
722,486
Votes Cast AGAINST
414
ABSTENTIONS
28,120
Strategic Income
Votes Cast FOR
3,461,436
Votes Cast AGAINST
14,062
ABSTENTIONS
158,848
U.S. Government Securities
Votes Cast FOR
3,751,948
Votes Cast AGAINST
22,773
ABSTENTIONS
89,883
Money Market
Votes Cast FOR
12,707,641
Votes Cast AGAINST
489,715
ABSTENTIONS
469,301

2. A new sub-advisory agreement between American General Asset
Management Corp. and American General Investment Management,
L.P.,with respect to the portfolios listed below:
Fund

Core Bond
Votes Cast FOR
614,031
Votes Cast AGAINST
5,824
ABSTENTIONS
39,765
Municipal Bond
Votes Cast FOR
725,934
Votes Cast AGAINST
414
ABSTENTIONS
24,672
Strategic Income
Votes Cast FOR
3,450,364
Votes Cast AGAINST
23,630
ABSTENTIONS
160,351
U.S. Government Securities
Votes Cast FOR
3,744,871
Votes Cast AGAINST
22,650
ABSTENTIONS
97,083
Money Market
Votes Cast FOR
12,674,445
Votes Cast AGAINST
511,708
ABSTENTIONS
480,504